Exhibit 5.1

March 12, 2024

PHX Minerals Inc.

1320 South University Drive, Suite 720

Fort Worth, Texas 76107

Re:	PHX Minerals Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PHX Minerals Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities with an aggregate offering price of up to $100,000,000: (i) shares of common stock of the Company, par value $0.01666 per share (“Common Stock”), (ii) shares of preferred stock of the Company, par value $0.01666 per share (“Preferred Stock”), in one or more series, (iii) debt securities of the Company, in one or more series, which may be either secured or unsecured senior debt securities (“Senior Debt Securities”) or secured or unsecured subordinated debt securities (“Subordinated Debt Securities”, and, together with the Senior Debt Securities, “Debt Securities”), (iv) warrants (“Warrants”) to purchase the Common Stock, the Preferred Stock, the Debt Securities or other securities of the Company included in the Registration Statement, (v) the Common Stock, the Preferred Stock, the Debt Securities or other securities of the Company included in the Registration Statement that may be issued upon exercise of the Warrants, (vi) depositary shares of the Company representing fractional interests in shares of Preferred Stock of any series which may be evidenced by depositary receipts (the “Depositary Shares”), (vii) subscription rights (“Rights”) to purchase the Common Stock, the Preferred Stock, the Debt Securities or other securities of the Company included in the Registration Statement, (viii) the Common Stock, the Preferred Stock, the Debt Securities or other securities of the Company included in the Registration Statement that may be issued upon exercise of the Rights; (ix) units (“Units”) consisting of Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, Rights or any combination of the foregoing and (x) such indeterminate amount of the Offered Securities (as defined below) as may be issued in exchange for or upon conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, as the case may be, the Offered Securities. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares, the Rights and the Units are hereinafter referred to collectively as the “Offered Securities”.

The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus included in the Registration Statement (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”). The Senior Debt Securities will be issued under an Indenture to be entered into between the Company and a U.S. banking institution, as trustee (the “Senior Indenture”), and qualified under the Trust Indenture Act of

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PHX Minerals Inc.

March 12, 2024

1939, as amended (the “TIA”). The Subordinated Debt Securities will be issued under an Indenture to be entered into between the Company and a U.S. banking institution, as trustee (the “Subordinated Indenture”, and, together with the Senior Indenture, the “Indentures”), and qualified under the TIA. Forms of the Senior Indenture and the Subordinated Indenture are included as exhibits to the Registration Statement.

The Warrants will be issued pursuant to Warrant Agreements to be entered into by the Company and a bank or trust company as Warrant Agent (each, a “Warrant Agreement”), the form of which will be filed as an exhibit to the Registration Statement or in a Current Report on Form 8-K and incorporated by reference in the Registration Statement when the Warrants are issued.

The Depositary Shares will be issued pursuant to a Deposit Agreement (the “Deposit Agreement”) between the Company and a depositary, the form of which will be filed as an exhibit to the Registration Statement or in a Current Report on Form 8-K and incorporated by reference in the Registration Statement when the Depositary Shares are issued.

The Rights will be issued pursuant to Rights Agreements (each, a “Rights Agreement”) to be entered into by the Company and a rights agent, the form of which will be filed as an exhibit to the Registration Statement or in a Current Report on Form 8-K and incorporated by reference in the Registration Statement when the Rights are issued.

The Units will be issued pursuant to purchase or similar agreements to be entered into by the Company and the parties thereto, the form of which will be filed as an exhibit to the Registration Statement or in a Current Report on Form 8-K and incorporated by reference in the Registration Statement when the Units are issued.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws, each as amended to the date hereof; the Registration Statement (including the Exhibits thereto); the forms of Indentures included as exhibits to the Registration Statement; the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement; such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others; and such other documents, certificates and records as we have deemed necessary as a basis for the opinions set forth below. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In our examination, we have assumed all information contained in all documents reviewed by us is true and correct, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to the authentic original of any documents submitted to us as copies, the authenticity of the originals of such latter documents and that the Registration Statement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws. We also have assumed

PHX Minerals Inc.

March 12, 2024

that a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized, validly executed and delivered by the Company and the other parties thereto. As to any facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1. With respect to shares of the Common Stock being registered under the Registration Statement (including any shares of Common Stock duly issued: (a) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (b) upon the exercise of any duly issued Warrants exercisable for Common Stock, (c) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Common Stock, (d) pursuant to a Right or (e) as a component of a Unit), when (i) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the Common Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) and (iv) the Common Stock has been delivered by the Company upon purchase thereof and payment in full therefor (at a price not less than the par value of the Common Stock) as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Common Stock, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of the Preferred Stock being registered under the Registration Statement (including any shares of Preferred Stock duly issued: (a) upon the exchange or conversion of shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (b) upon the exercise of any duly issued Warrants exercisable for Preferred Stock, (c) upon the exchange or conversion of Depositary Shares or Debt Securities which are exchangeable or convertible into Preferred Stock, (d) pursuant to a Right or (e) as a component of a Unit), when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) a certificate of designations relating to each series of the Preferred Stock in a form to be included as an exhibit to the Registration Statement or filed as an exhibit to a Current Report on Form 8-K and incorporated by reference in the Registration Statement has been duly adopted by the Board and filed with the Secretary of State of the State of Delaware, (iv) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) and (v) the Preferred Stock has been delivered by the Company upon purchase thereof and payment in full therefor (at a price not less than the par value of the Preferred Stock) as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Preferred Stock, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

PHX Minerals Inc.

March 12, 2024

3. With respect to the Debt Securities being registered under the Registration Statement (including any Debt Securities duly issued: (a) upon the exercise of any duly issued Warrants exercisable for Debt Securities, (b) pursuant to a Right or (c) as a component of a Unit), when (i) the Company has taken all necessary corporate or other action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (ii) the terms of such Debt Securities, and of their issuance and sale, have been duly established in conformity with the applicable Indenture and officers’ certificate, issuer’s order or supplemental indenture, as the case may be, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iv) the Indenture, Indentures or supplemental Indentures, as the case may be, have been duly executed and delivered by the parties thereto and duly qualified under the TIA, (v) the trustee, at the time the applicable Indenture is signed, will be qualified to act as trustee under the applicable Indenture and the TIA and that the trustee will have duly executed and delivered the applicable Indenture and (vi) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indentures or supplemental Indentures and delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Debt Securities, then such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Warrants being registered under the Registration Statement (including any Warrants duly issued as a component of a Unit), when (i) the Board has taken all necessary corporate action to authorize and approve the creation, issuance and terms of the Warrants, the issuance and terms of the Debt Securities, the Common Stock, the Preferred Stock or other securities to be issued upon exercise of the Warrants, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants in a form to be included as an exhibit to the Registration Statement or in a Current Report on Form 8-K and incorporated by reference in the Registration Statement has been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in the applicable form by the Company upon the purchase thereof and payment in full as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Warrants, then such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Depositary Shares being registered under the Registration Statement (including any Depositary Shares duly issued: (a) upon the exercise of any duly issued Warrants exercisable for Depositary Shares, (b) pursuant to a Right or (c) as a component of a Unit) when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the

PHX Minerals Inc.

March 12, 2024

Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights of the Preferred Stock underlying the Depositary Shares, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) a certificate of designations relating to each series of Preferred Stock underlying the Depository Shares in a form to be included as an exhibit to the Registration Statement or filed as an exhibit to a Current Report on Form 8-K and incorporated by reference in the Registration Statement has been duly adopted by the Board and filed with the Secretary of State of the State of Delaware, (iv) the Deposit Agreement relating to the Depositary Shares in a form to be included as an exhibit to the Registration Statement or filed as an exhibit to a Current Report on Form 8-K and incorporated by reference in the Registration Statement and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (v) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable Deposit Agreement, (vi) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement approved by the Company and (vii) the Depositary Shares have been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Depositary Shares, then such Depositary Shares will be validly issued and will constitute valid and binding obligations of the Company.

6. With respect to the Rights being registered under the Registration Statement (including any Rights duly issued as a component of a Unit), when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Rights and the Debt Securities, the Common Stock, the Preferred Stock or other securities to be issued upon exercise of the Rights, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the Rights Agreement relating to the Rights in a form to be included as an exhibit to the Registration Statement or in a Current Report on Form 8-K and incorporated by reference in the Registration Statement has been executed and delivered and (iv) the Rights have been duly authorized, executed, countersigned, issued, delivered and sold in the applicable form in accordance with the Rights Agreement and as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Rights, then such Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Units being registered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the agreement relating to the Units (the “Units Agreement”) in a form to be included as an exhibit to the Registration Statement or in a Current Report on Form 8-K and incorporated by reference in the Registration Statement has been duly authorized, executed and delivered, (iv) the specific terms of the Units have been duly authorized and established in accordance with the Units Agreement and (v) the Units have been duly authorized, executed, countersigned, issued, delivered and sold in accordance with the Units Agreement and the applicable underwriting or other agreement against payment therefor and in the applicable form as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Units, then such Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

PHX Minerals Inc.

March 12, 2024

The opinions expressed above are limited by and subject to the following qualifications:

(a) We express no opinion other than as to the federal laws of the United States, the Delaware General Corporation Law, and the state laws of the State of New York, in each case as in effect on the date hereof.

(b) In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. We have also assumed that (i) the effectiveness of the Registration Statement, and any amendments thereto (including post-effective amendments) shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby, (iii) all Offered Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement to the Prospectus, (iv) a definitive underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (v) the Indentures, and any supplemental Indentures relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (vi) any securities issuable upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Depositary Shares, Rights or Units being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (vii) at the time of the issuance of the Offered Securities (A) the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation or organization, (B) the Company has the necessary corporate and due authorization and (C) the Certificate of Incorporation is in full force and effect and has not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof, and (viii) at the time of issuance of any shares of Common Stock or Preferred Stock (including any such shares issuable upon the conversion of another Offered Security), the Company has a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its Certificate of Incorporation.

(c) The opinions expressed in paragraphs 3, 4, 6 and 7 above are subject to the qualification that the validity and binding effect of the Offered Securities, the Indentures and any supplemental Indentures, the Deposit Agreement, the Warrant Agreement, the Rights Agreement and the Units Agreement may be limited or affected by (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance.

PHX Minerals Inc.

March 12, 2024

(d) This opinion letter is furnished to you in connection with the filing of the Registration Statement in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied on for any other purpose. This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

(e) The Deposit Agreement, the Indentures and any supplemental Indentures, the Warrants, the Warrant Agreement, the Rights, the Rights Agreement, the Units and the Units Agreement will be governed by the laws of the State of New York.

(f) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Jackson Walker LLP

Jackson Walker LLP